                                     Exhibit 1

                   Information Concerning Executive Officers and
                          Directors of Abbott Laboratories

                               ----------------------

     The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

                           POSITION/PRESENT PRINCIPAL
                           OCCUPATION OR EMPLOYMENT
 NAME                      AND BUSINESS ADDRESS                                                    CITIZENSHIP
 CORPORATE OFFICERS
-------------------
 Duane L. Burnham(1)         Chairman of the Board and Chief Executive                               U.S.A.
                             Officer
 Thomas R. Hodgson(1)        President and Chief Operating Officer                                   U.S.A.
 Paul N. Clark(1)            Executive Vice President                                                U.S.A.
 Robert L. Parkinson(1)      Executive Vice President                                                U.S.A.
 Miles D. White(1)           Executive Vice President                                                U.S.A.
 Joy A. Amundson(1)          Senior Vice President, Ross Products                                    U.S.A.
 Thomas D. Brown(1)          Senior Vice President, Diagnostic Operations                            U.S.A.
 Gary P. Coughlan(1)         Senior Vice President, Finance and Chief Financial Officer              U.S.A.
 Jose M. de Lasa(1)          Senior Vice President, Secretary and General                            U.S.A.
                             Counsel
 William G. Dempsey(1)       Senior Vice President, Chemical and                                     U.S.A.
                             Agricultural Products
 Richard A. Gonzalez(1)      Senior Vice President, Hospital Products                                U.S.A.
 Arthur J. Higgins(1)        Senior Vice President, Pharmaceutical Operations                        United Kingdom


 CORPORATE OFFICERS
 ------------------
 Continued
 ---------
 Ellen M. Walvoord(1)        Senior Vice President, Human Resources                                  U.S.A.
 Josef Wendler(1)            Senior Vice President, International Operations                         Germany
 Catherine V. Babington(1)   Vice President, Investor Relations and Public                           U.S.A.
                             Affairs
 Patrick J. Balthrop         Vice President, Diagnostic Commercial                                   U.S.A.
                             Operations
 Mark E. Barmak              Vice President, Litigation and Government                               U.S.A.
                             Affairs
 Christopher B. Begley       Vice President, MediSense Operations                                    U.S.A.
 Douglas C. Bryant           Vice President, Diagnostic Operations, Asia                             U.S.A.
                             and Pacific
 Gary R. Byers(1)            Vice President, Internal Audit                                          U.S.A.
 Thomas C. Chen              Vice President, Pacific, Asia, and Africa                               U.S.A.
                             Operations
 Kenneth W. Farmer(1)        Vice President, Management Information                                  U.S.A.
                             Services and Administration
 Edward J. Fiorentino        Vice President, Pharmaceutical Products,                                U.S.A.
                             Marketing, and Sales
 Thomas C. Freyman(1)        Vice President and Treasurer                                            U.S.A.
 David B. Goffredo           Vice President, European Operations                                     U.S.A.
 Guillermo A. Herrera        Vice President, Latin America and Canada                                Columbia
                             Operations
 Jay B. Johnston             Vice President, Diagnostic Assays and Systems                           U.S.A.
 James J. Koziarz, Ph.D.     Vice President, Diagnostic Products Research                            U.S.A.
                             and Development
 John F. Lussen(1)           Vice President, Taxes                                                   U.S.A.
 Edward L. Michael           Vice President, Diagnostic Operations, Europe, Africa,                  U.S.A.
                             and Middle East
 Theodore A. Olson(1)        Vice President and Controller                                           U.S.A.


 CORPORATE OFFICERS
 ------------------
 Continued
 ---------
 Andre G. Pernet, Ph.D.      Vice President, Pharmaceutical Products                                 U.S.A.
                             Research and Development
 William H. Stadtlander      Vice President, Ross Medical Nutritional Products                       U.S.A.
 Marcia A. Thomas(1)         Vice President, Corporate Quality Assurance                             U.S.A.
                             and Regulatory Affairs
 H. Thomas Watkins(1)        Vice President, Abbott HealthSystems                                    U.S.A.
 Steven J. Weger(1)          Vice President, Corporate Planning and                                  U.S.A.
                             Development
 Susan M. Widner             Vice President, Diagnostic Operations, U.S. and Canada                  U.S.A.
 Lance B. Wyatt(1)           Vice President, Corporate Engineering                                   U.S.A.


(1) Pursuant to Item 401(b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401(b).


                           POSITION/PRESENT PRINCIPAL
                           OCCUPATION OR EMPLOYMENT
 NAME                      AND BUSINESS ADDRESS                                                    CITIZENSHIP
 DIRECTORS
 ---------
 K. Frank Austen, M.D.       Professor of Medicine, Harvard Medical School                           U.S.A.
                               Smith Building, Room 638
                               One Jimmy Fund Way
                               Boston, Massachusetts 02115
 Duane L. Burnham            Officer of Abbott                                                       U.S.A.
 Paul N. Clark               Officer of Abbott                                                       U.S.A.
 H. Laurance Fuller          Chairman and Chief Executive Officer                                    U.S.A.
                               Amoco Corporation
                               200 East Randolph Drive
                               Mail Code 3000
                               Chicago, Illinois 60601
                               (integrated petroleum and chemicals company)
 Thomas R. Hodgson           Officer of Abbott                                                       U.S.A.
 David A. Jones              Chairman and Retired Chief Executive Officer                            U.S.A.
                               Humana Inc.
                               500 W. Main Street
                               Humana Building
                               Louisville, Kentucky 40202
                               (Health Plan Business)
 The Rt. Hon. the Lord       British Member of Parliament                                            United Kingdom
 Owen CH                       25 Queen Anne's Gate
                               Westminster, London
                               SW1H 9BU, England
 Robert L. Parkinson         Officer of Abbott                                                       U.S.A.
 Boone Powell, Jr.           President and Chief Executive Officer                                   U.S.A.
                               Baylor Health Care System and
                               Baylor University Medical Center,
                               Vice President, Baylor University
                               3500 Gaston Avenue
                               Dallas, Texas 75246


 DIRECTORS - Continued
 ---------------------
 Addison Barry Rand          Executive Vice President                                                U.S.A.
                               Xerox Corporation
                               800 Long Ridge Road
                               Stamford, Connecticut 06904-1600
                               (document processing, insurance and
                                 financial services company)
 Dr. W. Ann Reynolds         President                                                               U.S.A.
                               The University of Alabama at Birmingham
                               Suite 1070 Administration Building
                               701 S. 20th Street
                               Birmingham, Alabama 35294-0110
 Roy S. Roberts              Vice President                                                          U.S.A.
                               General Motors Corporation, and
                               General Manager, Pontiac-GMC Division
                               100 Renaissance Center
                               Mail Code 482-A30-D10
                               Detroit, Michigan 48243
                               (manufacturer of motor vehicles)
 William D. Smithburg        Retired Chairman, President and Chief
                              Executive Officer                                                      U.S.A.
                               The Quaker Oats Company
                               321 N. Clark Street
                               Chicago, Illinois 60610
                                (worldwide food manufacturer and
                                  marketer of beverages and grain-based
                                  products)
 John R. Walter              Former President and Chief Operating Officer                            U.S.A.
                               AT & T Corporation
                               295 North Maple Avenue
                               Room 4353L1
                               Basking Ridge, New Jersey
                               (telecommunications company)
 William L. Weiss            Chairman Emeritus, Ameritech Corporation                                U.S.A.
                               One First National Plaza
                               Suite 2530C
                               Chicago, Illinois 60603-2006
                               (telecommunications company)
 Miles D. White              Officer of Abbott                                                       U.S.A.
